THIS AGREEMENT is made of the 16th day of July, 1998

BETWEEN:

Tulita District Land Corporation Ltd. of General Delivery, Tulita,
NT, XOE OKO(hereinafter referred to as "the Lessor")

OF THE FIRST PART

- and -

International Frontier Resources Ltd. of Suite 312, 1117 First Street
S.W., Calgary, AB, T2R OT9 (hereinafter referred to as "the Lessee")

OF THE SECOND PART

-and -

Northrock Resources Ltd. of Suite 3500, 700 Second Street S.W.,
Calgary, AB, T2P 2W2 (hereinafter referred to as "Northrock")

OF THE THIRD PART

-and-

Pacific Royal Ventures Ltd. of 1212, 1030 West Georgia Street,
Vancouver, BC, V6E 2Y3 (hereinafter referred to as "Pacific")

OF THE FOURTH PART

-and-

Rodera Diamond Corporation of 1480, 885 West Georgia Street,
Vancouver, BC, V6C 3E8 (hereinafter referred to as "Rodera")

OF THE FIFTH PART

WHEREAS the Lessor granted the Lessee an option to enter into a Freehold Lease and Grant, a copy of which Freehold Lease and Grant is attached hereto and is incorporated as part of this Agreement;

AND WHEREAS the Lessee has exercised the option previously referred to herein and is now the holder of 100% of the interest granted pursuant to the Freehold Lease and Grant;

AND WHEREAS the Freehold Lease and Grant was amended by way of a written agreement dated April 30, 1998, a copy of which is attached hereto;

AND WHEREAS the Freehold Lease and Grant was further amended by way of a written agreement dated July 15, 1998, a copy of which is attached hereto;

AND WHEREAS Article 40 of the Freehold Lease and Grant allows the Lessee to assign portions of its interest to other parties;

AND WHEREAS the Lessee has agreed to assign portions of its interest to Northrock, Pacific and Rodera;

NOW THEREFORE this Agreement witnesseth that in consideration of the sum of $1.00 paid by each party to each of the other four parties, the receipt and sufficiency of which is hereby acknowledged, and other good and valuable consideration, the parties hereto agree as follows:

1. The Lessor agrees that the Lessee, Northrock, Pacific and Rodera are now the Lessees pursuant to the Freehold Lease and Grant as tenants in common, in amounts that will be determined by the Lessee, Northrock, Pacific and Rodera.

2. The Lessee, Northrock, Pacific and Rodera agree to be bound by all of the terms of the Freehold Lease and Grant and further agree that they are jointly and severally liable for any payments due thereunder to the Lessor.

3. The addresses for Notices for Northrock, Pacific and Rodera are as follows:

Northrock:

Northrock Resources Ltd.
Suite 3500, 700 Second Street S.W.
Calgary, AB T2P 2W2
Attention: Mr. Matt Law

Fax: 1-403-232-4650

Pacific:

Pacific Royal Ventures Ltd.
1212, 1030 West Georgia Street
Vancouver, BC V6E 2Y3
Attn: Mr. David Williams

Fax: (604)689-1289

Rodera:

Rodera Diamond Corporation
1480, 885 West Georgia Street
Vancouver, BC V6C 3E8
Attn: Mr. Derek Huston

Fax: (604)687-3119.

4. This Agreement will be governed by and construed in accordance with Northwest Territories laws and applicable Canadian laws and will be treated in all respects as a Northwest Territories contract.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date and year above written.

Tulita District Land Corporation Ltd. International Frontier Resources Ltd.

/s/ "Gordon Yakeleya"

Pacific Royal Ventures Ltd.

Per: /s/ "Harry Chew"

Northrock Resources Ltd.

Per: /s/ "Grant B. Fagerheim"

Grant B. Fagerheim

Chief operating officer

International Frontier Resources Ltd.

/s/ "Pat Boswell"

Rodera Diamond Corporation

/s/ "Donald Huston"